Exhibit 10.12

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT

HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “****”.

AN UNREDACTED VERSION OF THIS

DOCUMENT HAS ALSO BEEN PROVIDED TO THE

SECURITIES AND EXCHANGE COMMISSION

AMENDMENT NUMBER SIX

to the

MASTER REPURCHASE AGREEMENT

Dated as of March 24, 2010,

between

SIRVA MORTGAGE, INC.

and

CITIBANK, N.A.

This AMENDMENT NUMBER SIX (this “Amendment Number Six”) is made this 15th day of June. 2011, between SIRVA MORTGAGE, INC. (“Seller”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of March 24, 2010, between Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller and Buyer have agreed to extend the Termination Date under the Agreement, to provide for the payment of the Commitment Fee for such extension, to modify certain financial covenants of Seller and to make certain other modifications as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments, (a) Effective as of June 15, 2011, Section 2 of the Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” shall mean June 14, 2012 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(b) Effective as of June 15, 2011, Section 4(c) of the Agreement is hereby amended by adding the following language at the end of such section:

In connection with the extension of the Termination Date from June 15, 2011 to June 14, 2012, Seller agrees to pay to Buyer an additional commitment fee equal to $**** (the “2011 Renewal Commitment Fee”), such payment to be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Buyer in twelve monthly installments of $****. The first installment of the 2011 Renewal Commitment Fee shall be paid on or prior to June 15, 2011. Each additional installment shall be paid on or prior to the related monthly Repurchase Date occurring in each calendar month, beginning on the monthly Repurchase Date in July, 2011. Buyer may, in its sole discretion, net any installment of such 2011 Renewal Commitment Fee from the proceeds of any Purchase Price paid to any Seller on any such monthly Repurchase Date. Each installment of the 2011 Renewal Commitment Fee is and shall be deemed to be fully earned as of June 15, 2011, and each monthly installment shall be non-refundable when paid. In the event that the Termination Date is accelerated to a date which is prior to the payment in full of all installments of the 2011 Renewal Commitment Fee, the 2011 Renewal Commitment Fee shall be payable in full on the Termination Date.

(c) Effective as of June 15, 2011, Section 12(p) of the Agreement is hereby amended to read in its entirety as follows:

(p) Leverage Ratio; Liquidity; Tangible Net Worth; Profitability. (A) The ratio of Seller’s Total Indebtedness to Tangible Net Worth is not greater than 12:1, (B) Seller has Liquidity in an amount equal to not less than $6,500,000, (C) (i) during the period beginning on June 15, 2011 through February 1, 2012, the Tangible Net Worth of Seller exceeds $16,000,000 and (ii) during the period beginning on February 2, 2012 through the Termination Date, the Tangible Net Worth of Seller exceeds $20,000,000, and (D) as of the end of the immediately preceding calendar quarter, Seller’s consolidated net income for at least one (1) of the previous two (2) consecutive fiscal quarters is equal to or greater than $1.00.

(d) Effective as of June 15, 2011, Section 13(o) of the Agreement is hereby amended to read in its entirety as follows:

(o) Limitation on Distributions. Following the occurrence of an Event of Default, without Buyer’s consent, Seller shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any stock or senior or subordinate debt of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller (any of the foregoing, a “Distribution”). In the absence of an Event of Default, Seller shall not make Distributions in excess of $****, on an aggregate basis, during the period beginning on June 15, 2011 through February 1, 2012.

(e) Effective as of June 15, 2011, Section 13(p) of the Agreement is hereby amended to read in its entirety as follows:

(p) Financial Covenants. Seller shall comply with the following financial covenants: (A) the ratio of Seller’s Total Indebtedness, to Tangible Net Worth shall not at any time be greater than 12:1, (B) the Seller shall maintain minimum Liquidity at all times in an amount of not less than $6,500,000, (C) (i) at all times during the period beginning on June 15, 2011 through February 1, 2012, the Tangible Net Worth of Seller shall be greater than $16,000,000 and (ii) at all times during the period beginning on February 2, 2012 through the Termination Date, the Tangible Net Worth of Seller shall exceed $20,000,000, and (D) the Seller’s consolidated net income shall be equal to or greater than $1.00 for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of each fiscal quarter.

(f) Effective as of June 15, 2011, Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Annex 1 attached hereto.

SECTION 2. Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Six (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

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SECTION 3. Representations. Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 4. Binding Effect; Governing Law. This Amendment Number Six shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT NUMBER SIX SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5. Counterparts. This Amendment Number Six may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. This Amendment Number Six shall be effective for only the time period set forth in Section 1 above and shall not be deemed to and shall not, operate as a waiver of any term of the Agreement. Reference to this Amendment Number Six need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

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IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Six to be executed and delivered by their duly authorized officers as of the day and year first above written.

SIRVA MORTGAGE, INC.
(Seller)

By:	/s/ Paul E. Klemme
Name:	Paul E. Klemme
Title:	President

CITIBANK, N.A.
(Buyer)

By:	/s/ Susan Mills
Name:	Susan Mills
Title:	Vice President Citibank, N.A.

Annex 1

EXHIBIT A

CERTIFICATION

In connection with the Master Repurchase Agreement dated as of March 24, 2010, as amended (the ‘‘Agreement”), between SIRVA Mortgage, Inc. (“Seller”) and Citibank, N.A. (“Buyer”), I,                     ,                      of SIRVA Mortgage, Inc., do hereby certify that:

(i)	Seller is in compliance with all provisions and terms of the Agreement;

(ii)	no Default has occurred thereunder and no Default exists as of the date hereof;

(iii)	there have not been any modifications to the Underwriting Guidelines that would require notice to Buyer under the Agreement;

(iv)	all additional modifications to the Underwriting Guidelines since the date of the most recent disclosure to Buyer of any modification to the Underwriting Guidelines are set forth herein;

(v)	(A) The ratio of Seller’s Total Indebtedness to Tangible Net Worth has at all times been less than 12:1, (B) Seller’s Liquidity has at all times been equal to not less than $6,500,000 (C) the Tangible Net Worth of Seller has at all times exceeded $3,500,000, and (D) Seller’s consolidated net income has been equal to or greater than $1.00 for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of the last fiscal quarter;

(vi)	Seller (in its capacity as Servicer) has at all times during the term of the Agreement remained an approved servicer in good standing to service mortgage loans for Fannie Mae and Freddie Mac;

(vii)	Seller (in its capacity as Servicer) has at all times during the term of the Agreement remained an approved mortgagee with the Department of Housing and Urban Development (“HUD”) pursuant to Section 203 of the National Housing Act and has remained an approved servicer with the Federal Housing Administration to service mortgage loans for HUD;

(viii)	To the extent that any Mortgage Loan subject to any Transaction hereunder is an FHA Loan, Seller is in good standing with the FHA as an FHA Approved Mortgagee;

(ix)	To the extent that any Mortgage Loan subject to any Transaction hereunder is a VA Loan, Seller is in good standing with the VA as a VA Approved Lender;

(x)	As at the end of [INSERT APPLICABLE MONTH/QUARTER/YEAR]:

(a)	The Tangible Net Worth of Seller is $ ;

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(b)	The ratio of Seller’s Total Indebtedness to its Tangible Net Worth is ;

(c)	The Liquidity of Seller is $ ;

(xi)	Attached as Schedule I are the calculations demonstrating the Seller’s compliance with the Tangible Net Worth covenant, the Seller’s compliance with the ration of Indebtedness to Tangible Net Worth covenant, and the Seller’s compliance with the Liquidity Covenant, each as set forth in Section 13(p) of the Agreement;

(xii)	Attached as Schedule II is a list of any repurchase agreements, loan and security agreements or similar credit facilities or agreements for borrowed funds entered into by Seller and any third party that have been terminated in the last thirty (30) Business Days or with respect to which the amount available for borrowing has been reduced;

(xiii)	Attached as Schedule III is a list of all of the Seller’s secured loan financing and repurchase facilities, and any other similar lending arrangement secured by mortgage loans owned by the Seller;

(xiv)	The aggregate amount of all repurchase and indemnity requests delivered to the Seller by its third party investors (including any Agency) during the previous calendar month is $ ;

(xv)	The aggregate amount of all repurchase and indemnity claims paid by Seller to its third party investors (including any Agency) during the previous calendar month is $ ;

(xvi)	As of the date hereof, the aggregate outstanding amount of all repurchase and indemnity obligations of Seller to its third party investors (including any Agency) is $ ;

(xvii)	The amount of Loan Loss Reserves of the Seller is equal to $ ; and

(xviii)	As of the date hereof, the “compare ratio” assigned to Seller by FHA under its “Neighborhood Watch” program is .

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

IN WITNESS WHEREOF, I have signed this certificate.

Date:                     , [    ]

SIRVA MORTGAGE, INC.

By:
Name:	Dave Drozin
Title:	Controller

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SCHEDULE I

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SCHEDULE II

NAME OF FACILITY	TYPE	PREVIOUS SIZE ($)	CURRENT SIZE ($)	TERMINATION DATE

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SCHEDULE III

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